AGREEMENT

     THIS AGREEMENT IS MADE, ENTERED INTO, AND EFFECTIVE THIS 18TH DAY OF SEPTEMBER, 1996 BY AND BETWEEN AT&T COMMERCIAL FINANCE CORPORATION AND MERIDIAN FINANCIAL CORPORATION.

1. DEFINITIONS.

For the purposes of this Agreement:

(a) "Agreement" shall mean this Agreement between AT&T-CFC and the Company, as the same may be amended, modified or supplemented, in writing, from time to time.
(b) "AT&T-CFC" shall mean AT&T Commercial Finance Corporation, a Delaware corporation.
(c) "Closing Date" shall mean, with respect to an item of Paper subject to a Confirmation Letter, the business day by which the Company shall have complied with all requirements set forth in Paragraph 8 of this Agreement and AT&T-CFC shall have paid the Purchase Price to the Company.
(d) "Complete Credit Package" shall include all of the items listed on Exhibit A to this Agreement, together with such additional items that AT&T-CFC may reasonably request with respect to a Customer.
(e)  "Company"  shall  mean  Meridian  Financial  Corporation,  an  Indiana corporation.
(f) "Customer" shall mean the lessee or debtor, as the case may be, under any item of Paper.
(g) "Confirmation Letter" shall mean a letter in the form of Exhibit B hereto sent by telecopy to the Company which sets forth AT&T-CFC's conditional agreement to purchase the Paper specified therein, the Purchase Price of that Paper, the method of calculation thereof, and other information relating thereto, if any, which shall be deemed to be agreed to by the Company and AT&T-CFC upon the Company's acceptance of the Purchase Price paid by AT&T-CFC.
(h) "Equipment" shall mean the machinery and equipment, other personal property and all proceeds thereof subject to or covered by any Paper.
(i) "Expiration Date" shall mean with respect to a Confirmation Letter a date sixty (60) calendar days after the date of that Confirmation Letter.
(j) "Paper" shall mean all chattel paper (as defined in the Uniform Commercial Code), now existing or hereafter arising out of the sale or lease by the Company of any Equipment to any Customer, including without limitation, equipment leases and conditional sale contracts.
(k) "Purchase Price" shall be the amount AT&T-CFC is willing to pay for an item of Paper as set forth in a Confirmation Letter. The formulae for determining the Purchase Price are set forth in Exhibit C hereto which formulae are subject to change from time to time by AT&T-CFC on thirty
   (30) days prior written notice to the Company.
(l) "Related Documents" shall mean, with respect to any Paper, related instruments, guaranties, security agreements, representations and warranties, letters of credit, financing statements, recourse agreements, certificates of title, and other documents.
(m) "Repurchase Price" shall mean, the Unpaid Balance of any item of Paper discounted to present value using the discount rate employed to compute the Purchase Price, plus all out-of-pocket expenses. The term "out-of-pocket expenses" shall include, without limitation, the cost of repossession of Equipment, storage and sale of Equipment, compliance with applicable legal requirements, reasonable outside attorneys' fees and court costs, and similar costs and expenses incurred by AT&T-CFC in connection with such Paper, including, without limitation, out-of-pocket costs incurred by AT&T-CFC related to the acquisition of the Paper.
(n) "Unpaid Balance" shall mean the aggregate unpaid balance of any item of Paper (including interest or finance charges) or the aggregate unpaid rentals thereunder, as the case may be, including (without limitation) the amount of any purchase option price, mandatory purchase price, renewal option, or put option price (e.g., price payable by a Customer under a purchase agreement upon demand by the Company) or other payments, to the extent included in the computation of the Purchase Price for such Paper.

2. CREDIT CONSIDERATION.

(a) With respect to Paper the Company decides to sell, the Company grants to AT&T-CFC for the term of this Agreement a right of first acceptance of all items of such Paper originated by the Company constituting Equipment lease transactions between the Company and its national franchise customers where the original cost of the related Equipment equals or exceeds $150,000.00.
(b) As required pursuant to Paragraph 2(a), the Company will offer to sell Paper to AT&T-CFC by delivering a Complete Credit Package for a Customer and any other information reasonably requested by AT&T-CFC. With respect to those franchise concepts and parameters set forth on Exhibit D to this Agreement, AT&T-CFC shall provide its credit decision with respect to the application and, if the credit decision is positive, a Confirmation Letter with respect to the particular items of Paper offered within five (5) business days after AT&T-CFC's receipt of a Complete Credit Package. Any failure by AT&T-CFC to communicate its decision to the Company concerning such an item of Paper within the aforesaid five (5) business day period shall be deemed to constitute AT&T-CFC's rejection of the Company's offer to sell such Paper. As to all other items of Paper, AT&T-CFC shall have ten (10) business days to complete its review, and any failure by AT&T-CFC to communicate its credit decision to the Company within the aforesaid ten (10) business day period shall be deemed to constitute AT&T-CFC's rejection of the Company's offer to sell such Paper. Each credit approval, as evidenced by a Confirmation Letter, shall be in effect until the Expiration Date; provided, however, such Confirmation Letter and credit approval may be terminated in writing by AT&T-CFC, at its election and AT&T-CFC shall have no further duties or responsibilities pursuant to such Confirmation Letter, if on or before the Closing Date (i) the Customer or any guarantor or other provider of credit enhancement suffers any material adverse change in its financial condition or management; (ii) there exists an Event of Default (as hereinafter defined) with respect to the Company; (iii) the Customer is in default of any obligation under the offered Paper or any other item of Paper or other obligation held by or due the Company, AT&T-CFC or any affiliate of AT&T-CFC; or (iv) any Equipment subject to the Paper has not been timely delivered or has been destroyed, repossessed, sold or substantially damaged. The Company shall not sell or offer to sell an item of Paper to any other person or entity during any period in which a Confirmation Letter covering such Paper is in effect.
(c) When, from time to time during the term of this Agreement, the Company is presented with a proposed leasing or financing transaction where the cost of equipment and/or real estate in such transaction would exceed $1,000,000 (each, an "Oversized Transaction"), the Company shall, so long as the Company is not precluded by the proposed Customer from doing so, forward the details of such Oversized Transaction to AT&T-CFC. AT&T-CFC shall promptly review the terms of the such proposed Oversized Transaction and confer with the Company regarding the fee or commission to be paid to the Company in the event AT&T-CFC finances such Oversized Transaction. In the event that AT&T-CFC and the Company cannot agree as to the terms of such fee or commission within fifteen (15) days of the Company's submission of the details of the proposed Oversized Transaction to AT&T-CFC, then (i) the Company's referral obligations hereunder shall be deemed satisfied, (ii) the Company may market such proposed Oversized Transaction to other parties, (iii) AT&T-CFC shall be deemed to have declined such Oversized Transaction, and (iv) AT&T-CFC shall not directly finance (by origination) such Oversized Transaction and AT&T-CFC shall not indirectly finance (by acquisition or referral from another party) such Oversized Transaction if and only if the Company demonstrates that it has been awarded the Oversized Transaction, in writing, by the prospective Customer. If, notwithstanding subparagraph 2(c)(iv), AT&T-CFC directly finances or indirectly finances such Oversized Transaction (when the Company has been awarded such Oversized Transaction in writing), the Company shall be paid a fee or commission by AT&T-CFC which is the average of (x) the fee calculated in the manner set forth, in good faith, in the initial transmittal of the details of the proposed Oversized Transaction to AT&T-CFC and (y) the highest or last fee or commission proposed, in good faith, by AT&T-CFC during its negotiations with the Company.
(d) All credit and other decisions as to whether or not AT&T-CFC is willing to purchase an item of Paper or deal with a prospective Customer are solely and exclusively in the discretion of AT&T-CFC. This Agreement does not obligate AT&T-CFC to purchase any item of Paper or any minimum volume of Paper.

3. SALE OF PAPER.

Each sale of Paper to AT&T-CFC shall be without recourse as to the Customer's ability to pay and shall convey to AT&T-CFC all of the right, title and interest of the Company in and to:

(a) the Paper and all Related Documents;
(b) rentals, installments and other payments due and to become due thereunder including, without limitation, all amounts payable by Customers upon the exercise of any renewal options, purchase options, mandatory purchase obligations or for any put option price (to the extent included in the computation of the Purchase Price as reflected in a Confirmation Letter) and all rights to the proceeds of insurance covering the Equipment under any Paper, together with all of the rights and remedies of the Company (but none of its obligations) thereunder and under any Related Documents, including the right to take in the Company's name, any and all proceedings legal, equitable or otherwise, that the Company might otherwise take save for such assignment;
(c) all liens and security interests the Company holds in the Equipment subject to the Paper; and
(d) all proceeds of all of the foregoing in any form.

AT&T-CFC shall have in addition to all other rights hereunder, the right to:

(i) receive and retain all payments and rights thereto under any item of Paper,
(ii) use or sell and dispose of Equipment and any of the Company's rights thereto, and
(iii) apply and use such payments, rights, Equipment and proceeds to satisfy any obligations of the Company hereunder; provided, however, that none of the foregoing rights shall limit or impair the rights of the Customer under such Paper.

4. GRANT OF SECURITY INTEREST

The Company hereby grants to AT&T-CFC a security interest in all Equipment, wherever located, subject to or covered by all Paper purchased by AT&T-CFC from the Company, and in all proceeds thereof in any form.

5. NO ASSUMPTION OF OBLIGATIONS.

All obligations of the Company, if any, under the Paper shall remain the sole and exclusive obligations of the Company, and notwithstanding any sale of Paper to AT&T-CFC, AT&T-CFC DOES NOT ASSUME ANY OBLIGATIONS OF THE COMPANY OR ANY OTHER PERSON OR ENTITY UNDER OR PURSUANT TO THE PAPER OR WITH RESPECT TO ANY EQUIPMENT, AND AT&T-CFC SHALL HAVE NO DUTIES OR RESPONSIBILITIES TO THE CUSTOMERS WITH RESPECT THERETO.

6. COMPUTATION AND PAYMENT OF PURCHASE PRICE.

(a) For each item of Paper which is acceptable to AT&T-CFC, AT&T-CFC hereby agrees to pay to the Company the Purchase Price for such item of Paper which, unless otherwise agreed by the parties, shall be the discounted present value thereof, using the discount rates set forth in Exhibit C hereto, as the same may change from time to time, as provided in Paragraph 1(k).
(b) AT&T-CFC shall deliver its check or wire transfer to the order of the Company (or make payment in such other place or manner as the Company and AT&T-CFC may agree) in the amount of the Purchase Price within three
   (3) business days after AT&T-CFC's receipt from the Company of all of the items set forth in Paragraph 8.

7. FORM OF PAPER.

All Paper and Related Documents sold to AT&T-CFC shall be substantially in the form of Exhibit E hereto, unless otherwise agreed by AT&T-CFC in writing, and shall include, among other things, a master lease agreement ("Master Lease Agreement") and a schedule ("Schedule").

8. DELIVERY OF PAPER AND OTHER DOCUMENTS TO AT&T-CFC.

For each item of Paper sold to AT&T-CFC hereunder, the Company shall deliver to AT&T-CFC at least three (3) business days before AT&T-CFC shall be required to pay the Purchase Price:

(a) the one and only signed original counterparts of all items of the Paper with the Master Lease Agreement and each Schedule sold to AT&T-CFC marked "Original Counterpart No. 1.";
(b) all original copies of Related Documents, except for executed copies retained by the Customer;
(c) the acknowledgment copies of Uniform Commercial Code financing statements filed by the Company against each Customer in all appropriate jurisdictions covering the Equipment which is described in such Paper, and duly assigned to AT&T-CFC, in form and substance satisfactory to AT&T-CFC;
(d) copies of the purchase orders, invoices, bills of sale and bills of lading with respect to all Equipment subject to the Paper that relates to the purchase thereof by the Company;
(e) an Assignment in the form of Exhibit F to this Agreement;
(f) evidence of insurance coverage on such Equipment, insuring AT&T-CFC's interest therein and otherwise in form and substance satisfactory to AT&T-CFC showing AT&T-CFC as loss payee (casualty) and an additional insured (liability);
(g) the estoppel letter in the form of Exhibit G hereto;
(h) UCC-1 financing statements executed by the Company covering the Company's interests in the Paper to be acquired by AT&T-CFC and the Equipment subject to such Paper; and
(i) such other documents and instruments as AT&T-CFC may reasonably request duly executed by the Company to further implement and effectuate the purposes of this Agreement.

All documentation with respect to the transfer of Paper to AT&T-CFC shall be in form and substance satisfactory to AT&T-CFC, and AT&T-CFC, at its election, may conduct (or have conducted on its behalf) physical inspections of the Equipment prior to or after payment of the Purchase Price of a related item of paper.

9.  WARRANTIES ON PAPER; DOCUMENTATION.

(a) As to each item of Paper now or hereafter sold by the Company to AT&T-CFC, the Company warrants, represents and guarantees that, as of the related Closing Date:

   (1) it owns the item of Paper and the Related Documents free and clear of all liens and security interests except those that are both disclosed to AT&T-CFC in writing and are satisfied prior to, or contemporaneously with, such closing;
   (2) it is the owner of the Equipment described in the Paper or has a perfected first security interest or lien thereon effective against all persons and entities and free from all security interests, liens, and encumbrances, except for the rights of the Customer under the particular item of Paper, any security interests or liens in favor of AT&T-CFC and those that are both disclosed and satisfied as provided in Paragraph 9(a)(1);
   (3) it has accomplished any filing, recordation or any other action which is required to perfect the first priority security interest of AT&T-CFC in the Equipment, subject to the rights of the Customer therein pursuant to the terms of the Paper;
   (4) such Paper and all Related Documents are true, valid and genuine; and, based on the facts and circumstances and the applicable laws then in existence, are binding and enforceable against the Customer and the Company (where the Company is a party thereto) in accordance with their respective terms, and the Master Lease Agreement and each Schedule sold to AT&T-CFC shall be the one and only signed, original version of each;
   (5) such Paper is the only paper with respect to the Equipment described therein and the balances due with respect to such Paper as provided by the Company are true and accurate in all respects;
   (6) such Paper and all Related Documents are free from all defenses, setoffs and counterclaims of any kind, and no suit or other legal action or proceeding, administrative, judicial or otherwise, has been brought or threatened to be brought by or against the Company in connection therewith;
   (7) all signatures, names, addresses, amounts and other statements of fact contained in the Paper and all Related Documents are true and correct;
   (8) the Equipment has been delivered to the Customer under such Paper and has been unconditionally accepted by and is then in the actual possession of such Customer at the respective equipment locations shown in the Paper, and is being used in business operations and not for personal, family, or household purposes;
   (9) it has no knowledge of any denial of liability or the assertion of any claim of invalidity or other defense by any Customer on or with respect to any such Paper;
   (10) any discounts or adjustments to which the Company has agreed are written and apparent on the face of such Paper or Related Documents;
   (11) except as provided in Paragraphs 9(a)(1) and 9(a)(2), it has not sold, assigned or encumbered any such Paper, any Related Documents or the Equipment covered thereby to others, nor has the Company done any act, or omitted to do any act, which impairs the validity or enforceability of any such Paper;
   (12) the Customer under each such item of Paper shall have taken all necessary corporate or other action and shall have obtained all necessary permits or authorizations with respect to the execution and delivery of such Paper and all Related Documents and performance thereof;
   (13) the assertion, statement and computation of all rentals, interest, fees and other charges under any item of Paper have been accurately made and charged, are not usurious, and are in full conformity and compliance with all applicable laws, rules and regulations;
   (14) the Company's records pertaining to the Paper and all Related Documents are accurate in all material respects;
   (15) the Paper, the form and substance of the Paper, the transaction giving rise to such Paper and the sale and delivery of the Equipment to the Customer all conform with all applicable laws, rules and regulations;
   (16) no payments have been made on such Paper by the Company, any affiliate of the Company, or by any vendor or broker who referred the Customer to the Company;
   (17) no Customer or any other responsible party with respect to the Paper, including any endorser or guarantor thereof, is the subject of any bankruptcy or insolvency proceeding;
   (18) all insurance policies, certificates and coverages relating to the Equipment or otherwise required under the Paper and conform with all applicable laws, rules and regulations; and
   (19) no Equipment covered by the Paper has been destroyed, repossessed, sold or substantially damaged.

(b) The representations, warranties and guarantees set forth in Paragraph 9(a)(4) (subject to the qualifications set forth in that paragraph) are continuing representations, warranties and guarantees that extend beyond the Closing Date. In addition, the Company represents, warrants and guarantees that it shall comply with all of its warranties and other obligations, if any, with respect to the Equipment covered by such Paper.
(c) The Company acknowledges that AT&T-CFC shall be relying upon the warranties of the Company as to such item of Paper purchased, and the Company agrees that the knowledge of AT&T-CFC of any breach of any such warranties at the time of its purchase of any item of Paper, or at any time before or thereafter, or the failure of AT&T-CFC to call any such breach to the attention of the Company, shall not impair, limit or constitute any waiver of any such warranties or of the obligations of the Company with respect to such Paper, and that the Company shall remain fully liable for any such breach. Furthermore, the review of any such Paper by AT&T-CFC and the furnishing of any comments in respect thereof to the Company or the failure to do so in any case, shall not impair, limit, or constitute any waiver of any of the obligations or warranties of the Company with respect to such Paper.
(d) In the event any filing or recording of any financing statements or other documents are made by AT&T-CFC, or any such financing statements or documents are prepared by or the execution thereof are supervised by AT&T-CFC in respect of any Paper, it shall be solely for the convenience of the Company and shall in no way impair, limit or constitute any waiver of the obligations or warranties of the Company with respect to its obligation to assure due compliance with any filing requirements.
(e) Until the Company has made full, final and irrevocable payment of the Repurchase Price for an item of Paper pursuant to Paragraph 13, the Company shall not, without the prior written consent of AT&T-CFC, waive, modify, extend, renew, release, or discharge the terms or conditions of any Paper purchased by AT&T-CFC or any Related Documents, or release any related Equipment covered thereby or thereunder, repossess any Equipment or consent to the return thereof, or accept any amounts payable under the Paper (except payments due and paid prior to the Closing Date on which it was sold by the Company to AT&T-CFC).

10.  ESTOPPEL LETTERS.

As a condition precedent to the payment of the Purchase Price for any item of Paper to AT&T-CFC, AT&T-CFC shall have received an estoppel letter in the form of Exhibit G hereto, or such other or different form as AT&T-CFC may agree to accept.

11.  WAIVERS; GRANTS; DUTIES.

(a) The Company hereby waives presentment, demand, notice of nonpayment, notice of dishonor, and protest as to all Paper sold to AT&T-CFC hereunder. The Company shall transmit and deliver to AT&T-CFC, immediately upon receipt thereof, all payments on account of any Paper which the Company may receive subsequent to AT&T-CFC's purchase thereof, and such payments are received and held by the Company in trust for AT&T-CFC. The Company agrees that AT&T-CFC may sign or endorse in the Company's name all checks and other remittances received and all notes or other instruments, if any, evidencing obligations under the Paper and any assignments thereof, and the Company hereby grants to AT&T-CFC an irrevocable and durable power of attorney for such purposes. The Company agrees that, at any time after the Closing Date of an item of Paper, AT&T-CFC may take any one or more of the following actions with respect to any Paper or any Related Documents or any Equipment subject to such Paper, any Customer or other responsible party thereunder, at any time and from time to time, without impairing, limiting or otherwise affecting the obligations of the Company under this Agreement (the "Permitted Actions"):

    (i) make changes, modifications, amendments or alterations or experience same by operation of law or otherwise;
    (ii) grant releases or discharges or experience same by operation of law or otherwise;
    (iii) settle, compromise, adjust, compound, collect, liquidate or accept partial payments of or with respect to any rights, claims, liabilities, Equipment or other security;
    (iv) grant renewals and extensions of time for payment (including extensions of time beyond the original term) or otherwise;
    (v) fail to perfect or to continue the perfection of any security interest; or
    (vi) permit the substitution of a Customer or any other responsible party thereunder.

(b) The Company shall not be obligated to repurchase an item of Paper in the event that:

    (i) AT&T-CFC takes one or more of the Permitted Actions within its control solely for the purpose of effectuating a repurchase event under Paragraph 13(a) with respect to such item of Paper; and
    (ii) there is no separate and independent basis for repurchase of such item of Paper pursuant to Paragraph 13(a) other than the basis for repurchase effectuated by said one or more Permitted Actions described in subparagraph (i).

   12.ADDITIONAL WARRANTIES BY THE COMPANY.

   The Company represents, covenants and warrants to AT&T-CFC that:

   (a)the Company is duly organized, validly existing and in good standing under laws of its state of incorporation and the Company is duly qualified as a foreign corporation to do business in each state in which the leasing or ownership of property or the nature of the business of the Company requires such qualification;
   (b)The Company has good and marketable title to all properties and assets, whether real or personal, shown on the latest balance sheets of the Company furnished to AT&T-CFC prior to the execution of this Agreement, subject to no mortgage, security interest, pledge, lien or encumbrance except as are shown on said balance sheets and except for current taxes not now in default, and since the date of the latest of such balance sheets there has been no material adverse change in the condition, financial or otherwise, of the Company from that shown on said balance sheets;
   (c)at the date of such balance sheets, the Company has no material (individually or in the aggregate) liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, due or to become due, other than as reflected or reserved against in said balance sheets, and there have been no material changes since such date, and the Company has no material liability for federal or state income taxes other than as shown on said balance sheets and except for taxes relating to operations since the date of said balance sheets and no federal or state tax deficiency assessment has been made or threatened against the Company and there is no pending claim of deficiency or recommendation of the assessment of any deficiency against the Company;
   (d)the execution and delivery of this Agreement and the performance thereof by the Company are not in violation of any provisions of the Company's Articles of Incorporation or by-laws or any indenture or mortgage or other Agreement which the Company is a party or under which it may be bound;
   (e)the Company has taken all necessary corporate action to authorize its execution, delivery and performance of the Agreement; and
   (f)during the  term of this Agreement, the Company will furnish to AT&T-
   CFC:

   (i) within ninety (90) days after the end of each fiscal year, a balance sheet and statements of profit and loss and surplus of the Company as at the end of such fiscal year, all prepared in accordance with generally accepted principles and practices of accounting consistently applied, and certified by independent certified public accountants selected by the Company and acceptable to AT&T-CFC; and
   (ii) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, a balance sheet of the Company and statements of profit and loss and surplus as at the end of such quarter, all prepared in accordance with generally accepted principles and practices of accounting consistently applied and certified by the chief financial officer of the Company.

13.  REPURCHASE OF PAPER.

   (a)In the event that there has been a breach, failure or default of any warranty, representation, covenant or other obligation of the Company under or pursuant to this Agreement, upon demand by AT&T-CFC, the Company shall immediately repurchase the Paper affected by such breach, failure or default by paying in full the Repurchase Price for such Paper within fifteen (15) days after demand for repurchase by AT&T-CFC. If the Company disputes that it is obligated to repurchase an item of Paper demand for repurchase of which has been made by AT&T-CFC pursuant to this Paragraph 13(a), the Company must initiate arbitration proceedings, as provided in Paragraph 13(d), within fifteen (15) days after demand for repurchase by AT&T-CFC. If the Company has not commenced such arbitration proceedings within such fifteen (15) day period, it shall be conclusively presumed that the Company is obligated to repurchase the related item of Paper.
   (b)The Repurchase Price shall be an amount computed as set forth in Paragraph 1(m). In the event of any failure by the Company to repurchase any item of Paper, AT&T-CFC may (but shall not be required
   to) liquidate or otherwise dispose of such Paper, including, in the event the Customer is in default under such Paper, the repossession and disposition of Equipment, and the Company shall be liable for any resulting deficiencies and all reasonable expenses incurred in connection therewith. Any repossessed Equipment may be sold for cash or on credit or re-leased, and the net sale proceeds or lease rentals (present-valued) received by AT&T-CFC shall be applied to the Repurchase Price obligation owed by the Company.
   (c)If any such breach, failure or default occurs, the repurchase of Paper and payment of the Repurchase Price resulting therefrom shall be made whether or not the Customer is in default under the Paper. Full, final and irrevocable payment of the Repurchase Price shall release and satisfy all claims of AT&T-CFC against the Company with respect to such Paper except that the Company's duty to indemnify AT&T-CFC, as provided in Paragraph 17, shall survive any such payment.
   (d)Arbitration proceedings may be commenced by the Company in the event the Company disputes that it is obligated to repurchase an item of Paper. Arbitration shall be administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and its Expedited Procedures shall apply; provided, however, the following procedures and requirements shall apply in any such arbitration proceeding:

   (i) The only matter that shall be arbitrable is whether or not the Company is obligated under this Agreement to repurchase an item of Paper purchased by AT&T-CFC hereunder. In the event the arbitrator determines that the Company is so obligated, the arbitrator shall apply the Repurchase Price to such item of Paper, together with interest on such Repurchase Price from the date of demand for repurchase by AT&T-CFC until full, final and irrevocable payment of the Repurchase Price by the Company at a rate of interest equal to the discount rate of interest used to calculate the Purchase Price paid by AT&T-CFC for such Paper, and the arbitrator shall issue his/her award in that amount with the continuing interest obligation until payment of the award by the Company. A judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
   (ii) There shall be one arbitrator selected by the AAA from a list of proposed arbitrators sent to both parties. The arbitrator shall have at least ten (10) years of commercial equipment leasing experience.
   (iii) The arbitration proceeding and all arbitration hearings shall take place in New York, New York.
   (iv) The filing fee for the arbitration shall be paid by the Company. Each party shall be responsible for its own costs, expenses and attorneys fees in the arbitration proceeding; provided, however, that the losing party shall be solely responsible to pay for all AAA and arbitrator fees and expenses including the AAA filing fee.
   (v) The arbitrator shall issue his/her final decision, in writing, within sixty (60) days after the Company commences the arbitration proceeding.
   (vi) The arbitrator shall not limit, expand or otherwise modify the terms of this Agreement.
   (vii) Notices given to the parties in the arbitration proceeding shall comply with the requirements set forth in Paragraph 24.

14.  DEFAULT BY THE COMPANY.

An event of default with respect to the Company ("Event of Default") shall exist if:

(a) the Company shall fail to repurchase and pay for any item of Paper from AT&T-CFC, as provided in Paragraph 13, which repurchase is not the subject of a pending arbitration proceeding pursuant to Paragraph 13(d); or
(b) the Company defaults in any other payment obligations, or in the performance of observance of any other covenant, agreement, warranty, representation, or provision contained in this Agreement, or any other agreement with AT&T-CFC, and such default shall have continued for a period of twenty (20) days after written notice thereof to the Company from AT&T-CFC; provided, however, if the default is curable and Company shall have commenced in good faith and employing its best efforts to cure such default within said twenty (20) day period, then an additional twenty (20) days shall be afforded to Company to cure such default; or
(c) the Company defaults in the payment of any indebtedness of the Company or under any agreement or instrument under or pursuant to which any such indebtedness may have been issued, created, assumed, or guaranteed by the Company and such default shall continue for more than the grace period, if any, therein specified, and such indebtedness be declared due and payable; or
(d) the Company shall cease to do business as a going concern; admit in writing its inability to pay its debts generally as they become due; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or a complaint petition, answer or other document seeking reorganization, arrangement, liquidation or any similar relief under the Bankruptcy Code or any other applicable law or statute of the United States of America or any state is filed by the Company or against the Company (and only if filed against the Company is not dismissed within thirty (30) days); or a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator (or shall otherwise assume custody or control) of the Company or of the whole or any substantial part of its assets; or
(e) any written information furnished by or on behalf of the Company to AT&T-CFC relating to the sale of any Paper or the financial condition or business affairs of the Company is determined by AT&T-CFC to be false or misleading in any material respect;

In addition to other rights and remedies available to AT&T-CFC pursuant to this Agreement or applicable law or in equity, at any time an Event of Default under Paragraph 14(a) exists and is continuing, AT&T-CFC, at its sole election and option, may require the Company to repurchase all items of Paper sold to AT&T-CFC by the Company, and if so required, the Company shall immediately pay the aggregate Repurchase Price for all items of Paper.

15.  REASSIGNMENT.

Concurrently with the full, final and irrevocable payment by the Company of the Repurchase Price pursuant to Paragraph 13 or 14 for any Paper, AT&T-CFC shall reassign such item of Paper to the Company or such other single party as the Company may direct, in writing, "AS IS" and without recourse, representation or warranty of any kind, express or implied, except that AT&T-CFC shall warrant that the Paper is free and clear of liens and encumbrances created by or through AT&T-CFC. At the request of the Company, AT&T-CFC shall provide the Company or such other single party as the Company may direct, in writing, with copies of appropriate documents or computerized material relating to repurchased Paper showing AT&T-CFC's payment records in respect thereof. All financing statements relating to the subject Paper shall be reassigned to the Company or such other single party as the Company may direct, in writing, and AT&T-CFC shall deliver to the Company or such other single party as the Company may direct, in writing, such original copies of the Paper and Related Documents as may have been previously delivered to AT&T-CFC by the Company.

16.  ABSOLUTE SALE.

EACH SALE AND ASSIGNMENT OF PAPER TO AT&T-CFC IS AN ABSOLUTE AND UNCONDITIONAL TRANSFER FROM THE COMPANY TO AT&T-CFC AND NOT AS A LOAN OR OTHER SECURED FINANCING TO THE COMPANY. However, if any transactions hereunder are deemed or construed to be loans or other secured financings to the Company, the Company hereby grants to AT&T-CFC a security interest in all Paper assigned to AT&T-CFC, together with all payments due or to become due under such Paper, and all proceeds of all of the foregoing, in any form.

   17. INDEMNITY.

The Company agrees, at its sole cost and expense, and without limiting any other rights which AT&T-CFC has hereunder, to indemnify AT&T-CFC and hold AT&T-CFC harmless from and against any and all losses, damages, penalties, claims, suits and actions (collectively "Claims") which may be incurred by AT&T-CFC and arising from or related to:

(a) claims by a Customer or a third party, in contract, tort or strict liability concerning or relating to any Equipment, including, without limitation, defective Equipment or any alleged infringement or violation of a patent, copyright, trade secret or other third party proprietary right; or
(b)  any Event of Default by or with respect to the Company.

18.  NON-SOLICITATION.

AT&T-CFC agrees that the Business Finance Division ("BFD") of AT&T-CFC (as BFD is presently constituted or is hereafter only renamed, but not restructured or otherwise changed) will not directly target and solicit for future equipment lease transactions Customers under items of Paper purchased by AT&T-CFC from the Company hereunder. This limitation shall not apply: (i) to Customers who are already customers of AT&T-CFC, AT&T Capital Corporation ("AT&T Capital"), or any of AT&T Capital's subsidiaries, affiliates, or business units at the time of purchase of the item of Paper from the Company hereunder; (ii) to any business unit, subsidiary or affiliate of AT&T Capital other than BFD; (iii) at any time after termination of this Agreement; or (iv) at any time after an Event of Default occurs.

19.  TERMINATION.

Either  AT&T-CFC  or  the  Company may terminate this Agreement upon thirty
(30) days written notice to the other party. Notwithstanding any termination of this Agreement, the rights and obligations of AT&T-CFC and the Company under this Agreement shall survive with respect to all Paper and Related Documents assigned by the Company to AT&T-CFC pursuant to a Confirmation Letter issued prior to the effective date of such termination.

20. ASSIGNMENT.

The Company shall not assign any of its rights and or delegate any of its duties and obligations under this Agreement, in whole or in part, without the prior written consent of AT&T-CFC, and any unauthorized purported assignment shall be null and void. AT&T-CFC may sell or assign any Paper purchased hereunder to any person or entity, subject to the terms and conditions of this Agreement without the consent of the Company, and AT&T-CFC may assign its rights and delegate its duties and obligations under this Agreement, in whole or in part, without the consent of the Company; provided, however, that the right of first acceptance set forth in Paragraph 2(a) shall not survive any such assignment by AT&T-CFC unless the Company otherwise agrees in writing.

21. RELATIONSHIP OF THE PARTIES.

Nothing contained in this Agreement shall be construed to place AT&T-CFC and the Company in a relationship as partners, joint venturers, or principal and agent. Neither AT&T-CFC nor the Company are authorized to make any contract, agreement, warranty or representation on behalf of the other or to create any obligation, express or implied, on behalf of the other. Neither party shall act as or represent itself as an agent, partner or joint venturer of the other party.

22. CREDIT MATTERS.

The Company authorizes AT&T-CFC or any of its affiliates to obtain credit bureau reports regarding the Company, and to make such other credit inquiries that AT&T-CFC feels are necessary or desirable.

23. CONFIDENTIALITY.

Any information or material which is transmitted by AT&T-CFC to the Company
or by the Company  to  AT&T-CFC   shall  be  treated as confidential by the
recipient except for information which:

(a) was already known to the recipient prior to disclosure to it hereunder;
   or
(b) becomes available to the recipient on a non-confidential basis from a source other than the provider hereunder; or
(c) is or becomes available to the public other than as a result of the disclosure by the recipient; or
(d) is required to be disclosed under applicable law, rule or regulation.

24. NOTICES.

Any notice hereunder by AT&T-CFC or the Company shall be in writing and delivered by registered or certified mail (notices so mailed shall be deemed given three (3) days after being mailed) or by telecopy (effective upon receipt where there is an electronically generated confirmation of receipt) or reputable overnight delivery (effective upon receipt) to the addresses set forth below or to such other addresses for which notice of change has been given.

        If to the Company: Meridian Financial Corporation
                         8250 Haverstick Road, #110
                         Indianapolis, IN  46240
                            Attn:  Gerald Gerichs
                         Telecopy No. 317-722-2905

     If to AT&T-CFC: AT&T Commercial Finance Corporation
                         44 Whippany Road
                         Morristown, NJ  07962
                            Attn:  President, Business Finance Division
                         Telecopy No. 201-397-3218

     With a copy to: AT&T Commercial Finance Corporation
                         44 Whippany Road
                         Morristown, NJ 07962
                           Attn:  Chief Counsel, Business Finance Division
                         Telecopy No. 201-397-3218

25. TAXES.

The Company shall be liable for and shall pay (to AT&T-CFC or, if permitted, directly to the appropriate authority) when due all taxes imposed applicable to the lessor or seller under an item of Paper and the related Equipment subject thereto attributable to the period ending on the date such Paper is assigned to AT&T-CFC. In addition, the Company shall be liable for any sales tax, use tax, documentary stamp tax or similar tax attributable to the sale of any item of Paper to AT&T-CFC.

26. MERGER; AMENDMENT.

This Agreement and the Exhibits hereto constitute the entire agreement between AT&T-CFC and the Company as to the subject matter hereof and supersede all prior or contemporaneous oral or written agreements, negotiations or understandings. This Agreement may not be amended or altered, except in and by a writing signed by AT&T-CFC and the Company.

27. WAIVER.

The failure of either AT&T-CFC or the Company to enforce on one or more occasions any right or remedy under this Agreement shall not be construed as having created a custom contrary to the specific provisions of this Agreement, or as having in any way modified or waived the same.

28. ENFORCEABILITY.

The provisions of this Agreement shall be severable; and if any provision of this Agreement is held to be invalid or unenforceable, it shall be construed to have the broadest interpretation which would make it valid and enforceable. Invalidity or unenforceability of one provision shall not affect any other provision of this Agreement.

29. NO THIRD PARTY BENEFICIARIES.

This Agreement is solely for the benefit of AT&T-CFC, the Company and their permitted successors and assigns, and no other person or entity, including without limitation any Customer, shall have any rights or remedies under this Agreement.

30. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY. THE PARTIES CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN NEW JERSEY, AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF PROCEEDINGS IN ANY SUCH COURT. THE COMPANY AND AT&T-CFC WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective the date first above written.

AT&T Commercial Finance Corporation Meridian Financial Corporation

By:                                By:

Print Name:                        Print Name:

Title:                             Title:




570b3